SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 20, 2011

PRIMORIS SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 McKinney Avenue, Suite 1500, Dallas, TX 75201

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code (214) 740-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K, the terms “we,” “us,” “our” and the “Company” mean Primoris Services Corporation, a Delaware corporation, and our consolidated subsidiaries, taken together as a whole.

Item 1.01                                             Entry into a Material Definitive Agreement

On October 20, 2011, we entered into a Fourth Amendment (the “Fourth Amendment”) to our Loan and Security Agreement (the “Agreement”), dated October 28, 2009, with The PrivateBank and Trust Company (the “Lender”).  A copy of the Fourth Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K.  The Fourth Amendment extends the maturity dates of our two revolving loans as follows:

•                  The maturity date of the revolving loan in the amount of $20.0 million was extended from October 26, 2013 to October 26, 2014.

•                  The maturity date of the revolving loan in the amount of $15.0 million was extended from October 26, 2011 to October 25, 2012.

Also, in connection with the Fourth Amendment, certain charges, rates and covenants were adjusted.  Other than as described above, the Agreement remains unchanged.  For a complete copy of the Agreement, please refer to our Current Report on Form 8-K/A (Amendment No. 1), as filed on August 3, 2010.

Also, attached as Exhibit 10.2 is a copy of the Third Amendment to the Agreement, dated March 3, 2011.

Item 9.01.   Financial Statements and Exhibits.

(d)          Exhibits.

Exh. No.	Description

10.1	Fourth Amendment to Loan and Security Agreement, dated October 20, 2011, by and among Primoris Services Corporation and The PrivateBank and Trust Company

10.2	Third Amendment to Loan and Security Agreement, dated March 3, 2011, by and among Primoris Services Corporation and The PrivateBank and Trust Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Date: October 25, 2011	By:	/s/ Peter J. Moerbeek

		Name:	Peter J. Moerbeek
		Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exh. No.	Description

10.1	Fourth Amendment to Loan and Security Agreement, dated October 20, 2011, by and among Primoris Services Corporation and The PrivateBank and Trust Company

10.2	Third Amendment to Loan and Security Agreement, dated March 3, 2011, by and among Primoris Services Corporation and The PrivateBank and Trust Company